Exhibit 4.35

NINTH SUPPLEMENTAL INDENTURE

NINTH SUPPLEMENTAL INDENTURE, dated as of September 21, 2005, among CANWEST MEDIAWORKS INC., a corporation incorporated under the laws of the Province of Manitoba (formerly known as CanWest Media Inc.) (the “Issuer”), CanWest MediaWorks Publications Inc. (“CanWest Publications”), National Post Holdings Ltd. (“Post Holdings”), GTNQ Holdings Inc. (together with CanWest Publications and PostHoldings, the “Guarantors”) and The Bank of New York, as trustee (the “Trustee”).

WHEREAS, in accordance with Section 8.02 of the Indenture relating to the 7 5/8% Senior Notes due 2013 of the Issuer, dated as of April 3, 2003, among the Issuer, the Trustee and the original guarantors thereunder (the “Base Indenture”), as supplemented by supplemental indentures dated September 22, 2003, February 25, 2004, August 12, 2004, November 18, 2004, August 29, 2005, August 30, 2005, August 31, 2005 and September 1, 2005 among the Issuer, the Trustee and the guarantors thereunder as of each such date (the Base Indenture and such supplemental indentures, collectively, the “Indenture”), the Issuer and Trustee may, with the written consent of not less than a majority in aggregate principle amount of the outstanding Notes, modify or supplement the Indenture.

WHEREAS, the Issuer intends to transfer substantially all of its Canadian print and online media business into a limited partnership, all of the interests in which will be directly and indirectly owned by the Issuer and a trust organized under the laws of Ontario.

WHEREAS, the Issuer has offered (the “Offer) to purchase for cash all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offers to Purchase and Consent Solicitations, dated September 7, 2005, as the same may be amended, supplemented or modified (the “Offer Document”);

WHEREAS, the Offer is conditioned upon, among other things, the execution of a supplemental indenture to the Indenture enacting the proposed amendments (the “Proposed Amendments”) set forth herein;

WHEREAS, the Issuer has received, pursuant to the Offer, the requisite consents to effect the Proposed Amendments under the Indenture and the Notes;

WHEREAS, the Boards of Directors of the Issuer and Guarantors have authorized this Ninth Supplemental Indenture; and

WHEREAS, all things necessary to make this Ninth Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Notes:

Article 1.

Amendments to the Indenture

1.1 Amendment of Section 4.02. Section 4.02 of the Base Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.

1.2 Amendment of Section 4.04 through 4.12. Sections 4.04 through 4.12 of the Base Indenture, inclusive, are hereby deleted in their entirety and each is replaced with the following: “[intentionally omitted]”.

1.3 Amendment of Section 4.13. Sections 4.13 of the Base Indenture is hereby deleted in its entirety and is replaced with the following:

“Any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder of Notes, upon

(1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

(2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of a controlling interest in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that

(a) such sale or other disposition of such controlling interest or assets is otherwise in compliance with the terms of this Indenture; and

(b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the Holders of the other Indebtedness so guaranteed.”.

1.4 Amendment of Section 4.14 through 4.18. Sections 4.14 through 4.18 of the Base Indenture, inclusive, are hereby deleted in their entirety and each section is replaced with the following: “[intentionally omitted]”.

1.5 Amendment of Section 4.22. Section 4.22 of the Base Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.

1.6 Amendment of Section 4.26. Section 4.26 of the Base Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.

1.7 Amendment of Section 5.01. Section 5.01 of the Base Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.

1.8 Amendment of Section 6.01. Clauses (3) through (6), inclusive, of Section 6.01 of the Base Indenture are hereby deleted in their entirety and each clause is replaced with the following: “[intentionally omitted]”.

1.9 Amendment of Section References. All references in the Indenture and Notes to the Sections and Clauses of the Indenture and the Notes deleted pursuant to this Article 1 of this Ninth Supplemental Indenture are hereby deleted.

Article 2

Effectiveness

2.1 This Ninth Supplemental Indenture is entered into pursuant to and consistent with Section 8.02 of the Base Indenture, and nothing herein shall constitute a waiver, amendment, modification or deletion of any provision of the Indenture requiring the approval of each Holder affected thereby pursuant to Section 8.02 of the Base Indenture. Upon the execution of this Ninth Supplemental Indenture by the Issuer, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Ninth Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided however, that the effect of this Ninth Supplemental Indenture shall be automatically retroactively revoked without further action by any party if payment of the “purchase price”, including the “early tender premium”, each as defined in the Offer Document, is not made pursuant to the terms of the Offer.

Article 3

Miscellaneous

3.1 Certain Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

3.2 Continuing Effect of the Indenture. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

3.3 Reference and Effect on the Indenture. On and after the date upon which this Ninth Supplemental Indenture is executed, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Ninth Supplemental Indenture, unless the context otherwise requires.

3.4 Trust Indenture Act Controls. If any provision of this Ninth Supplemental Indenture limits, qualifies or conflicts with another provision of this Ninth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Ninth Supplemental Indenture is executed, the provision required by said Act shall control.

3.5 Multiple Counterparts. The parties may sign multiple counterparts of this Ninth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

3.6 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Ninth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and not of the Trustee.

3.7 Governing Law. THIS NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NINTH SUPPLEMENTAL INDENTURE.

3.8 Novation, Substitution, or Rescission. There will not, as a result of the Proposed Amendments, be (i) a novation in respect of any portion of the Notes, (ii) a substitution of all or any portion of the Notes by a new debt, or (iii) a discharge, rescission or extinguishment of all or any portion of the Notes.

3.9 Successors. All agreements of the Issuer and the Guarantors in this Twelfth Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Twelfth Supplemental Indenture shall bind its successors.

3.10 Separability. In case any provision of this Twelfth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.11 English Language. The parties to this Twelfth Supplemental Indenture have expressly requested that this Twelfth Supplemental Indenture and all related notices, amendments and other documents be drafted in the English Language. Les parties a la présente convention ont expressément exigé que cette convention et tous les avis, modifications et autres documents y afférents soient rédigés en langue anglaise seulement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Ninth Supplemental Indenture to be duly executed, all as of the date and year first written above.

CANWEST MEDIAWORKS INC.

By:
	Name:	Richard M. Leipsic
Title:

By:
	Name:	Riva J. Richard
Title:

CANWEST MEDIAWORKS PUBLICATIONS INC.

By:
	Name:	Richard M. Leipsic
	Title:	President

By:
	Name:	Riva J. Richard
	Title:	Secretary

GTNQ HOLDINGS INC.

By:
	Name:	Richard M. Leipsic
	Title:	President

By:
	Name:	Riva J. Richard
	Title:	Secretary

NATIONAL POST HOLDINGS LTD.

By:
	Name:	Richard M. Leipsic
	Title:	President

By:
	Name:	Riva J. Richard
	Title:	Secretary

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title: